Exhibit 10.91

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First Amendment to Auto Loan Purchase and Sale Agreement

This FIRST AMENDMENT ("Amendment") to the Auto Loan Purchase and Sale Agreement ("Agreement") dated and effective May 15, 2002 by and between E-LOAN, Inc. ("E-LOAN") and Triad Financial Corporation, d/b/a RoadLoans.com ("RoadLoans" or "Correspondent") is entered into and effective this 8th day of October, 2002.

FOR GOOD AND VALUABLE CONSIDERATION the receipt and sufficiency of which is expressly acknowledged by the parties hereto, E-LOAN and RoadLoans agree as follows:

  Section 1.2 of the Agreement is hereby amended to read as follows:

  1.2 Offer. From time to time during the Term of this Agreement, E-LOAN shall submit, for Correspondent's review and approval, an offer to sell one or more prospective Loans (each, an "Offer") under the terms of this Agreement. Each Offer shall be in a format acceptable to Correspondent, and shall include the items and information set forth on Exhibit A, which shall include the application relating to each offered Loan and such other information as mutually agreed by the parties. In determining whether to submit an Offer to Correspondent, E-LOAN shall apply Correspondent's underwriting and other criteria for purchase of Loans subject to this Agreement as set forth on Exhibit B ("Purchase Criteria") to the Loan application, and shall only submit Offers that E-LOAN reasonably believes satisfy the Purchase Criteria. E-LOAN is not obligated to offer to sell any Loans or prospective Loans to Correspondent, provided, however, that beginning on October 8, 2002 and continuing until December 31, 2002, with respect to Loans with California borrowers ("California Loans") that (i) E-LOAN does not sell to an E-LOAN affiliate, (ii) meet Correspondent's Purchase Criteria, and (iii) and are not considered by E-LOAN in its reasonable discretion to be "prime" loans, E-LOAN shall offer to sell such California Loans to Correspondent before offering such loans to any other financial institution; after December 31, 2002, this requirement that E-LOAN offer California Loans for sale to Correspondent shall continue in effect until terminated by either party upon thirty (30) days prior written notice. The time period while E-LOAN is required to offer California Loans to Correspondent as described above shall be referred to as the "California Priority Review Period." Correspondent is not obligated to buy any Loans except as provided in Section 1.3.

  Exhibit E is hereby deleted in its entirety and replaced with Exhibit E attached to this Amendment.

  The Agreement is hereby modified and amended to incorporate the terms and conditions set forth herein, which shall supercede and prevail over any conflicting terms of the Agreement. Except for these changes set forth above, all of the terms and conditions of the Agreement shall remain in full force and effect.

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TRIAD FINANCIAL CORPORATION, D/B/A ROADLOANS.COM	E-LOAN, INC.
By: _______/s/___________________ Authorized Signature	By: _______/s/____________________ Authorized Signature
Name: ___Stephen M. Herz_______	Name: ___Chris A. Goodman__________
Title: ___SVP Auto Financing_____	Title: Vice President/Managing Director
Date: _10/9/02___	Date: _____10/8/02________________

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EXHIBIT E

Purchase Price
  With respect to each Loan made, Correspondent shall pay E-LOAN via ACH the Principal Balance of each Loan within 48 hours of receipt of the Required Documents for such Loan. Payment shall be made into the following collection account:

Account Name: E-Loan Auto Collection Account
Bank Name: Wells Fargo Bank
Bank ABA: [ ** ]
Bank Account #: [ ** ]

Calculation and payment of Additional Compensation shall be as shown below.

  As additional compensation for E-LOAN's performance of Services hereunder, Correspondent will pay E-LOAN a fee equal to $[ ** ] ("Origination Fee") for each Loan purchased under this Agreement, except for California Loans purchased by Correspondent during the California Priority Review Period in accordance with Section 1.2.
  As additional compensation for E-LOAN's performance of Services hereunder, Correspondent will pay E-LOAN an Origination Fee equal to $[ ** ] for each California Loan purchased under this Agreement where Correspondent provided a Confirmation during the California Priority Review Period. Upon termination of the California Priority Review Period, Correspondent will pay E-LOAN a fee equal to $[ ** ] for each California Loan purchased under this Agreement.
  Payment: On or before the 10th of each month, Correspondent shall pay E-LOAN the aggregate Origination Fees for all Loans made in the prior calendar month pursuant to this Agreement.

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